                                                                    EXHIBIT 22


                    NORTHERN TRUST CORPORATION SUBSIDIARIES

                                                  Percent   State of
                                                  Owned     Incorporation
                                                  -----------------------
The Northern Trust Company                         100%     Illinois
     NorLease, Inc.                                100%     Delaware
     The Northern Trust International
      Banking Corp.                                100%     Edge Act
     MFC, Inc.                                     100%     Delaware
     Nortrust Nominees, Ltd.                       100%     United Kingdom
     The Northern Trust Company U.K.
      Pension Plan, Limited                        100%     United Kingdom
     NTB Merchant Services, Inc.                   100%     Illinois
     The Northern Trust Company, Canada            100%     Canada

Norsub Corporation                                 100%     Delaware
     Northern Trust Bank/O'Hare N. A.              100%     National Bank

Northern Trust Bank/DuPage                         100%     Illinois

Northern Trust of Florida Corporation              100%     Florida
     Northern Trust Bank of Florida N. A.          100%     National Bank
       Subs of NTB/Florida
            Realnor Properties, Inc.               100%     Florida
            Realnor Special Properties, Inc.       100%     Florida
            Realnor 177, Inc.                      100%     Florida
            Realnor Hallendale, Inc.               100%     Florida
     Northern Trust Bank of Vero Beach             100%     Florida
     Northern Trust Cayman International, Inc.     100%     Cayman Islands

Nortrust Realty Management, Inc.                   100%     Illinois

Nortrust of Arizona Holding Corporation            100%     Arizona
     Northern Trust Bank of Arizona N. A.          100%     National Bank

Northern Trust Securities, Inc.                    100%     Delaware

Northern Investment Management Co.                 100%     Delaware

Northern Investment Corporation                    100%     Delaware

                    NORTHERN TRUST CORPORATION SUBSIDIARIES
                                  (CONTINUED)


                                                  Percent   State of
                                                  Owned     Incorporation
                                                  -----------------------
The Northern Trust Company                         100%     Illinois
Transatlantic Trust Corporation                     25%     New Brunswick,
                                                            Canada

First Lake Forest Corporation                      100%     Delaware
     Northern Trust Bank/Lake Forest N. A.         100%     National Bank

Northern Trust Services, Inc.                      100%     Delaware

Northern Futures Corporation                       100%     Delaware

The Northern Trust Company of New York             100%     New York

Northern Securities Services, Canada, Ltd.         100%     Ontario, Canada

Northern Trust of California Corporation           100%     Delaware
     Northern Trust Bank of California N.A.        100%     National Bank
     Berry, Hartell, Evers & Osborne, Inc.         100%     Delaware

Northern Trust Bank of Texas N. A.                  76%     National Bank

Fiduciary Services, Inc.                           100%     Texas
Tanglewood Bancshares, Inc.*                       100%


*Owns 24% of Northern Trust Bank of Texas N.A.